Exhibit (10)(P)(1)

List of Executive Officers who are parties to

Change in Control Agreements with Harleysville Group Inc.

in the form filed as Exhibit (10)(P) with the Annual Report on Form 10-K for the year ended December 31, 2011

Michael L. Browne, President Chief Executive Officer (1)

Mark R. Cummins, Executive Vice President, Chief Investment Officer and Treasurer

Allan R. Becker, Senior Vice President and Chief Actuary

Arthur E. Chandler, Senior Vice President and Chief Financial Officer

Thomas E. Clark, Senior Vice President, Field Operations

Beth A. Friel, Senior Vice President, Human Resources

Arnold F. Herenstein, Senior Vice President and Chief Information Officer (2)

Robert A. Kauffman, Senior Vice President, Secretary, General Counsel and Chief Compliance Officer

Theodore A. Majewski, Senior Vice President, Personal Lines

Kevin M. Toth, Senior Vice President and Chief Underwriting Officer

(1)	Mr. Browne’s agreement is substantially similar to the agreement with other executives except for the following: (a) the factor in Section 4(c)(ii)(b) is 2.999 instead of 2.000; and (b) the period in (i) the last proviso to Section 1, (ii) the lead-in paragraph to Section 3, (iii) the lead-in paragraph to Section 3(c), and (iv) Section 4(c)(vi) is thirty-six (36) months instead of twenty-four (24) months.

(2)	Mr. Herenstein’s agreement is substantially similar to the agreements with other executives except that the excise tax gross-up provision in Section 4(c)(iv) does not apply to payments made under the agreement following a termination event with a termination date after December 31, 2014.